                                                                    EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              MORGAN KEEGAN, INC.

                                      AND

                         REGIONS FINANCIAL CORPORATION

                         DATED AS OF DECEMBER 17, 2000

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
Parties..............................................................
Preamble.............................................................
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER
 1.1     Merger......................................................
 1.2     Time and Place of Closing...................................
 1.3     Effective Time..............................................
 1.4     Execution of Support Agreements.............................
 1.5     Execution of the Termination Fee Agreement..................
ARTICLE 2 -- TERMS OF MERGER
 2.1     Certificate of Incorporation................................
 2.2     Bylaws......................................................
 2.3     Directors and Officers......................................
ARTICLE 3 -- MANNER OF CONVERTING SHARES
 3.1     Conversion of Shares........................................
 3.2     Anti-Dilution Provisions....................................
 3.3     Shares Held by Morgan or Regions............................
 3.4     Fractional Shares...........................................
 3.5     Conversion of Stock Rights..................................
ARTICLE 4 -- EXCHANGE OF SHARES
 4.1     Exchange Procedures.........................................
 4.2     Rights of Former Morgan Stockholders........................
ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF MORGAN
 5.1     Organization, Standing, and Power...........................
 5.2     Authority; No Breach of Agreement...........................
 5.3     Capital Stock...............................................
 5.4     Morgan Subsidiaries.........................................
 5.5     SEC Filings; Financial Statements...........................
 5.6     Absence of Undisclosed Liabilities..........................
 5.7     Absence of Certain Changes or Events........................
 5.8     Tax Matters.................................................
 5.9     Assets......................................................
 5.10    Environmental Matters.......................................
 5.11    Permits.....................................................
 5.12    Compliance with Laws........................................
 5.13    Labor Relations.............................................
 5.14    Employee Benefit Plans......................................
 5.15    Material Contracts..........................................
 5.16    Legal Proceedings...........................................
 5.17    Reports.....................................................
 5.18    Statements True and Correct.................................
 5.19    Tax and Regulatory Matters..................................
 5.20    Intellectual Property.......................................
 5.21    State Takeover Laws.........................................
 5.22    Charter Provisions..........................................
 5.23    Derivatives.................................................
 5.24    Fairness Opinion............................................
 5.25    Contracts with Clients......................................
 5.26    Investment Advisory Activities..............................

                                        i
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
                                                                       PAGE
                                                                       ----
ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF REGIONS
 6.1     Organization, Standing, and Power...........................
 6.2     Authority; No Breach of Agreement...........................
 6.3     Capital Stock...............................................
 6.4     Regions Subsidiaries........................................
 6.5     SEC Filings; Financial Statements...........................
 6.6     Absence of Undisclosed Liabilities..........................
 6.7     Absence of Certain Changes or Events........................
 6.8     Compliance with Laws........................................
 6.9     Tax Matters.................................................
 6.10    Legal Proceedings...........................................
 6.11    Reports.....................................................
 6.12    Statements True and Correct.................................
 6.13    Tax and Regulatory Matters..................................
 6.14    Derivatives.................................................
 6.15    Funds.......................................................
 6.16    Ownership of Morgan Capital Stock...........................
ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION
 7.1     Affirmative Covenants of Both Parties.......................
 7.2     Negative Covenants of Morgan................................
 7.3     Adverse Changes in Condition................................
 7.4     Reports.....................................................
ARTICLE 8 -- ADDITIONAL AGREEMENTS
         Registration Statement; Proxy Statement; Stockholder
 8.1     Approval....................................................
 8.2     Applications................................................
 8.3     Filings with State Offices..................................
 8.4     Agreement as to Efforts to Consummate.......................
 8.5     Investigation and Confidentiality...........................
 8.6     Press Releases..............................................
 8.7     No Solicitation.............................................
 8.8     Tax Treatment...............................................
 8.9     Agreement of Affiliates.....................................
 8.10    Employee Benefits and Contracts.............................
 8.11    Indemnification.............................................
 8.12    Exemption for Liability Under Section 16(b).................
 8.13    Investment Companies........................................
 8.14    Management Contract Consents................................
 8.15    Retention Program...........................................
ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
 9.1     Conditions to Obligations of Each Party.....................
 9.2     Conditions to Obligations of Regions........................
 9.3     Conditions to Obligations of Morgan.........................
ARTICLE 10 -- TERMINATION
10.1     Termination.................................................
10.2     Effect of Termination.......................................
10.3     Non-Survival of Representations and Covenants...............
ARTICLE 11 -- MISCELLANEOUS
11.1     Definitions.................................................
11.2     Expenses....................................................
11.3     Brokers and Finders.........................................

                                       ii
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
                                                                       PAGE
                                                                       ----
11.4     Entire Agreement............................................
11.5     Amendments..................................................
11.6     Waivers.....................................................
11.7     Assignment..................................................
11.8     Notices.....................................................
11.9     Governing Law...............................................
11.10    Counterparts................................................
11.11    Captions....................................................
11.12    Interpretations.............................................
11.13    Enforcement of Agreement....................................
11.14    Severability................................................
Signatures...........................................................

                                       iii
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                                LIST OF EXHIBITS

EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------
      1.        Form of Support Agreement. (sec. 1.4).
      2.        Form of Termination Fee Agreement. (sec. 1.4).
      3.        Form of Affiliate Agreement. (sec. 8.11).

                               [EXHIBITS OMITTED]

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 17, 2000, by and between MORGAN KEEGAN, INC. ("Morgan"), a corporation organized and existing under the Laws of the State of Tennessee, with its principal office located in Memphis, Tennessee; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the Laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                    PREAMBLE

     The Boards of Directors of Morgan and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Morgan by Regions pursuant to the merger of Morgan with and into Regions. At the effective time of the merger, the outstanding shares of the capital stock of Morgan shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of Morgan shall become stockholders of Regions, and each of the subsidiaries of Morgan shall continue to conduct its business and operations as a subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of Morgan, the Board of Governors of the Federal Reserve System, the National Association of Securities Dealers, Inc., and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Internal Revenue Code.

     As a condition and inducement to Regions' willingness to enter into this Agreement, (i) Morgan's directors and certain executive officers are executing and delivering to Regions an agreement (a "Support Agreement"), in substantially the form of Exhibit 1, and (ii) Morgan and Regions are entering into a termination fee agreement (the "Termination Fee Agreement"), in substantially the form of Exhibit 2.

     In addition, Regions and Morgan have agreed, in connection with the transactions contemplated hereby, to establish a retention program on substantially the terms described herein, the purpose of which is to retain the services of certain employees of Morgan following the consummation of the transactions contemplated hereby.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Morgan shall be merged with and into Regions in accordance with the provisions of Section 48-21-109 of the TBCA and Sections 252 and 258 of the DGCL and with the effect provided in Section 48-21-108 of the TBCA and Section 259 of the DGCL, respectively (the "Merger"). Regions shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Morgan and Regions.

     1.2 Time and Place of Closing. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers,

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may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Tennessee Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee and the Delaware Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by Regions within 10 days following the later to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (without regard to any requisite waiting period in respect thereof), and (ii) the date on which the stockholders of Morgan approve the matters relating to this Agreement, such date to be designated by Regions within two business days after the later to occur of the foregoing events.

     1.4 Execution of Support Agreements. Simultaneously with the execution of this Agreement and as a condition hereto, the directors and certain executive officers of Morgan are executing and delivering to Regions a Support Agreement.

     1.5 Execution of the Termination Fee Agreement. Simultaneously with the execution of this Agreement and as a condition hereto, Morgan is executing and delivering to Regions the Termination Fee Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Regions in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Regions in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.3 Directors and Officers. The directors of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or Morgan, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Morgan Common Stock, excluding shares held by any Morgan Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Treasury Shares"), issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into a multiple (rounded to three decimal places) of a share of

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

     Regions Common Stock (the "Merger Shares") equal to the quotient obtained by dividing (i) $27.00 by (ii) the Average Price (the "Exchange Ratio");

provided, subject to the election rights set forth in Section 3.1(c) of this Agreement, each holder of Morgan Common Stock shall be provided with an opportunity to elect to receive cash consideration for such holder's shares of Morgan Common Stock in lieu of receiving any Merger Shares.

          (c) Holders of Morgan Common Stock shall be provided with an opportunity to elect to receive cash consideration in lieu of receiving Merger Shares in the Merger, in accordance with the election procedures set forth below. Holders who are to receive cash in lieu of exchanging their shares of Morgan Common Stock for Merger Shares as specified below shall receive an amount in cash (the "Per Share Cash Consideration") in respect of each share of Morgan Common Stock that is so converted equal to $27.00. The aggregate amount of cash that shall be issued in the Merger to satisfy such elections, together with the cash amounts to be paid pursuant to Sections 3.4 and 3.5 of this Agreement, shall not exceed 30%, unless and to the extent Regions determines in its sole discretion to increase such amount to a number not in excess of 45%, of the sum of (i) the aggregate consideration paid in exchange for all shares of Morgan Common Stock in the Merger, and (ii) the cash amounts to be paid pursuant to Section 3.5(d) of this Agreement (as possibly increased, the "Aggregate Cash Amount").

          An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Morgan Common Stock (the "Old Certificates") shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by Regions (the "Exchange Agent")) in such form as Regions and Morgan shall mutually agree (the "Election Form") shall be mailed 25 days prior to the anticipated Effective Time or on such other date as Morgan and Regions shall mutually agree (the "Mailing Date") to each holder of record of Morgan Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date").

          Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Morgan Common Stock to elect to receive cash with respect to all or a portion of such holder's Morgan Common Stock (shares as to which the election is made being referred to as "Cash Election Shares").

          Any shares of Morgan Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Regions and Morgan may mutually agree) (the "Election Deadline") shall be converted into Merger Shares as set forth in Section 3.1(b) of this Agreement (such shares being referred to as "No Election Shares").

          Regions shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Morgan Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and Morgan shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

          Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Morgan Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Morgan Common Stock represented by such Election Form shall become No Election Shares and Regions shall cause the certificates representing Morgan Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Regions nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

          Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Regions shall cause the Exchange Agent to effect the allocation among the holders of Morgan Common Stock in accordance with the Election Forms as follows:

             (i) Cash Elections Less Than or Equal To the Aggregate Cash Amount. If the amount of cash that would be issued upon conversion in the Merger of the Cash Election Shares, together with the cash amounts to be paid pursuant to Sections 3.4 and 3.5 of this Agreement, is less than or equal to the Aggregate Cash Amount, then:

                (1) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                (2) the No Election Shares shall be converted into the right to receive the Merger Shares.

             (ii) Cash Elections More Than the Aggregate Cash Amount. If the amount of cash that would be issued upon the conversion in the Merger of the Cash Election Shares, together with the cash amounts to be paid pursuant to Sections 3.4 and 3.5 of this Agreement, is greater than the Aggregate Cash Amount, then:

                (1) all No Election Shares shall be converted into the right to receive the Merger Shares,

                (2) the Exchange Agent shall select from among the holders of Cash Election Shares, by random selection (as described below), holders of a sufficient number of shares ("Stock Designees") such that the amount of cash that will be issued in the Merger equals as closely as practicable the Aggregate Cash Amount, and all shares held by the Stock Designees shall be converted into the right to receive the Merger Shares, and

                (3) the Cash Election Shares not held by Stock Designees shall be converted into the right to receive the Per Share Cash Consideration.

     The random selection process to be used by the Exchange Agent shall consist of such processes as shall be mutually determined by Regions and Morgan.

     3.2 Anti-Dilution Provisions. In the event Morgan changes the number of shares of Morgan Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock, the Exchange Ratio and the Per Share Cash Consideration shall be proportionately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by Morgan or Regions. Each of the shares of Morgan Common Stock held by any Morgan Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Morgan Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all Old Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to a fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the last sale price of Regions Common Stock at the close of regular trading on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source agreed to by Morgan and Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5 Conversion of Stock Rights. (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Morgan Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Morgan Rights"), in each case granted by Morgan under the Morgan Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall, except as provided in Section 3.5(d) with respect to the 2000 Non-Employee Director Stock Option Plan (the "2000 Director Stock Option Plan"), be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each Morgan Right, in accordance with the terms of the Morgan Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Regions and its Compensation Committee shall be substituted for Morgan and the Committee of Morgan's Board of Directors (including, if applicable, the entire Board of Directors of Morgan) administering such Morgan Stock Plan, and (ii) (A) each Morgan Right assumed by Regions may be exercised solely for shares of Regions Common Stock, (B) the number of shares of Regions Common Stock subject to such Morgan Right shall be equal to the number of shares of Morgan Common Stock subject to such Morgan Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (C) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Morgan Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Morgan Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (ii)(B) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of Morgan Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted Morgan Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the last sale price of Regions Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source agreed to by Morgan and Regions) on the last trading day preceding the date of exercise of the Morgan Right. In addition, notwithstanding the provisions of clauses (ii)(A) and
(ii)(C) of the first sentence of this Section 3.5, each Morgan Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

     (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each Morgan Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Morgan Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and Regions shall comply with the terms of each Morgan Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Morgan Stock Plan, that Morgan Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of Morgan Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable (but in no event more than 45 days) after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Regions shall administer the Morgan Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

     (c) All restrictions or limitations on transfer with respect to Morgan Common Stock awarded under the Morgan Stock Plans or any other plan, program, or arrangement of any Morgan Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

     (d) At the Effective Time, each holder of a Morgan Right granted by Morgan under the 2000 Director Stock Option Plan which is outstanding at the Effective Time, whether or not exerciseable, shall be entitled to receive upon surrender of such Morgan Right a check in the amount equal to the difference (if positive) between (i) the "Change of Control Price" as defined in Section 6 of the 2000 Director Stock Option Plan, and (ii) the exercise price of such Morgan Right. The Parties agree that the "Change of Control Price" shall equal the Per Share Cash Consideration.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. (a) At or prior to the Effective Time, Regions shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with
Article 3 of this Agreement and this Article 4, certificates representing the Merger Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Article 3 of this Agreement and this
Article 4 in exchange for outstanding shares of Morgan Common Stock.

     (b) As promptly as practicable after the Effective Time, Regions shall send or cause to be sent to each former holder of record of shares (other than Cash Election Shares or Treasury Shares) of Morgan Common Stock immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in Article 3 of this Agreement (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Morgan Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Regions shall cause the New Certificates or check in respect of the Per Share Cash Consideration into which shares of a stockholder's Morgan Common Stock are converted at the Effective Time and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Morgan Common Stock. No interest will be paid on any such cash to be paid pursuant to Article 3 and this Article 4 upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to any former holder of Morgan Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Morgan for 12 months after the Effective Time shall be paid to Regions. Any stockholders of Morgan who have not theretofore complied with this
Article 4 shall thereafter look only to Regions for payment of the consideration deliverable in respect of each share of Morgan Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

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

     4.2 Rights of Former Morgan Stockholders. At the Effective Time, the stock transfer books of Morgan shall be closed as to holders of Morgan Common Stock immediately prior to the Effective Time and no transfer of Morgan Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Morgan Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Morgan in respect of such shares of Morgan Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Morgan shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of Morgan Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Morgan Common Stock for New Certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Regions Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Morgan Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of the Old Certificate, both the New Certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Morgan Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by Regions, the posting by such person of a bond in such amount as Regions may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MORGAN

     Morgan hereby represents and warrants, except as specifically disclosed in a section of the Morgan Disclosure Memorandum corresponding to the relevant section of this Article 5, to Regions as follows:

     5.1 Organization, Standing, and Power. Morgan is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material assets. Morgan is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     5.2 Authority; No Breach of Agreement. (a) Morgan has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Morgan's duly constituted Board of Directors) in respect thereof on the part of Morgan, subject to the approval of this Agreement by the holders of a majority of the shares of Morgan Common Stock entitled to vote thereon,

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

which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Morgan. Subject to such requisite stockholder approval and assuming due authorization, execution, and delivery of this Agreement by Regions, this Agreement represents a legal, valid, and binding obligation of Morgan, enforceable against Morgan in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Morgan, nor the consummation by Morgan of the transactions contemplated hereby, nor compliance by Morgan with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Morgan's Restated Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any asset of any Morgan Company under, any Contract or Permit of any Morgan Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Morgan Company or any of their respective material assets, which violation is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Morgan of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock. (a) The authorized capital stock of Morgan consists, as of the date of this Agreement, of 100,000,000 shares of Morgan Common Stock, of which, as of the date of this Agreement, (i) 28,562,566 shares were issued and outstanding, including 2,009,935 shares of restricted Morgan Common Stock, and
(ii) 666,625 shares of Morgan Common Stock were issuable pursuant to outstanding awards under Morgan's Stock Plans, and not more than 29,229,191 shares of Morgan Common Stock (excluding shares issued pursuant to Permitted Issuances) will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Morgan Common Stock are duly and validly issued and outstanding and are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the TBCA. None of the outstanding shares of Morgan Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Morgan.

     (b) Except as set forth in Section 5.3(a) of this Agreement or Section 5.3(b) of the Morgan Disclosure Memorandum, there are no shares of capital stock or other equity securities of Morgan outstanding and no outstanding Rights relating to the capital stock of Morgan.

     5.4 Morgan Subsidiaries. Morgan has disclosed in Section 5.4 of the Morgan Disclosure Memorandum all of the Morgan Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.4 of the Morgan Disclosure Memorandum, Morgan or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Morgan Subsidiary. No equity securities of any Morgan Subsidiary are or may become required to be issued (other than to another Morgan Company) by reason of any Rights, and there are no Contracts by which any Morgan Subsidiary is bound to issue (other than to another Morgan Company) additional shares of its capital stock or Rights or by which any Morgan Company is or may be bound to transfer any shares of the capital stock of any Morgan Subsidiary (other than to another Morgan Company). There are no Contracts relating to the rights of any Morgan Company to vote or to dispose of any shares of the capital stock of any Morgan Subsidiary. All of the shares of capital stock of each Morgan Subsidiary held by a Morgan Company are fully paid and, except as expressly provided otherwise under applicable Law,

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

nonassessable under the applicable corporate or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Morgan Company free and clear of any Lien. Each Morgan Subsidiary is either a savings and loan association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its assets and to carry on its business as now conducted. Each Morgan Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Each Morgan Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by Law. The minute book and other organizational documents (and all amendments thereto) for Morgan and each Morgan Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to Regions for its review, and are true and complete as in effect as of November 30, 2000. No material actions have been taken by Morgan's Board of Directors since such date, other than such actions taken in contemplation of the execution of this Agreement and the consummation of the transactions contemplated herein, and actions related to matters described in the Morgan Disclosure Memorandum. Except for (i) interests in the Morgan Subsidiaries, (ii) trading account securities, securities held available for sale, client margin agreements, securities acquired pursuant to underwriting agreements in which Morgan participated as an underwriter or dealer and securities acquired as a result of debts owing to Morgan or the Morgan Subsidiaries by their customers, securities acquired in arbitrage, hedging, options or forward or futures contracts, or transactions or arrangements or securities clearance and settlement activities, or (iii) as set forth in Section
5.4 of the Morgan Disclosure Memorandum, Morgan does not own, directly or indirectly (through any Morgan Subsidiary or otherwise), any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

     5.5 SEC Filings; Financial Statements. (a) Morgan and each Morgan Subsidiary has filed and made available to Regions all forms, reports, and documents required to be filed by Morgan or such Morgan Subsidiary with the SEC since December 31, 1995 (collectively, the "Morgan SEC Reports"). The Morgan SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Morgan SEC Reports or necessary in order to make the statements in such Morgan SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the Morgan Financial Statements (including, in each case, any related notes) contained in the Morgan SEC Reports, including any Morgan SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable requirements of the Securities Laws with respect thereto, was prepared or will be prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Morgan and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6 Absence of Undisclosed Liabilities. No Morgan Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Morgan as of October 31, 2000, included in the Morgan Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to October 31, 2000, and Liabilities to be incurred in connection with the transactions contemplated by this Agreement. No Morgan Company has incurred or paid any Liability since October 31, 2000, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practices and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     5.7 Absence of Certain Changes or Events. Since October 31, 2000, except as disclosed in the Morgan Financial Statements delivered prior to the date of this Agreement or as otherwise disclosed in the Morgan Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     5.8 Tax Matters. Except as set forth in Section 5.8 of the Morgan Disclosure Memorandum:

          (a) Since December 31, 1994, all material Tax Returns required to be filed by or on behalf of any of the Morgan Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1999, and all Tax Returns filed are complete and accurate in all material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Morgan, except to the extent reserved against in the Morgan Financial Statements dated prior to the date of this Agreement. All material Taxes due with respect to completed and settled examinations or concluded Litigation with respect to Taxes have been paid.

          (b) None of the Morgan Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) Adequate provision for any material Taxes due for any of the Morgan Companies for the period or periods through and including the date of the respective Morgan Financial Statements has been made in accordance with GAAP and is reflected on such Morgan Financial Statements.

          (d) Each of the Morgan Companies is in material compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (e) None of the Morgan Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G of the Internal Revenue Code.

          (f) There are no Material Liens with respect to Taxes upon any of the assets of the Morgan Companies.

          (g) No Morgan Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     5.9 Assets. The Morgan Companies have good and marketable title, free and clear of all Liens, to all of their respective assets other than such defects and liens which are not reasonably likely to have a Material Adverse Effect on Morgan. All tangible properties used in the businesses of the Morgan Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Morgan's past practices, except as would not be reasonably likely to have a Material Adverse Effect on Morgan. All assets which are material to Morgan's business on a consolidated basis, held under leases or subleases by any of the Morgan Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Morgan Companies currently maintain insurance in amounts, scope and coverage reasonably necessary for their operations. Except as set forth in Section 5.9 of the Morgan Disclosure Memorandum, none of the Morgan Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be materially reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. The assets of the Morgan Companies include all material assets required to operate the business of the Morgan Companies as presently conducted.

     5.10 Environmental Matters. (a) Each Morgan Company is and has been, in compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (b) There is no Litigation pending or, to the Knowledge of Morgan, threatened before any court, governmental agency, or authority, or other forum in which any Morgan Company or site owned, leased, or operated by any Morgan Company (the "Morgan Properties") has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Morgan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (c) There is no Litigation pending, or to the Knowledge of Morgan, threatened before any court, governmental agency, or board, or other forum in which any of the Morgan Properties has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Morgan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (d) To the Knowledge of Morgan, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (e) To the Knowledge of Morgan, during the period of any Morgan Company's ownership or operation of any of the Morgan Properties, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Prior to the period of any Morgan Company's ownership or operation of any of the Morgan Properties, to the Knowledge of Morgan, there were no releases of Hazardous Material in, on, under, or affecting any such property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     5.11 Permits. (a) Each Morgan Company has in effect all Permits necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (b) All officers, directors, and employees of Morgan and the Morgan Subsidiaries that are required, as a result of their positions with Morgan and/or the Morgan Subsidiaries, to be registered or licensed with the SEC, the NASD, or the NYSE are currently registered or licensed in the appropriate capacity with the SEC, the NASD, or the NYSE and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the Knowledge of Morgan, threatened. Morgan has delivered or made available to Regions a true and complete copy of each Form ADV or BD of Morgan and each Morgan Subsidiary as most recently filed or amended prior to the date of this Agreement (the "Current Forms") with the SEC, all other state and federal registration forms filed with the SEC, the NASD, or the

NYSE, all reports and all material correspondence filed by Morgan or any Morgan Subsidiary with the SEC, the NASD, or the NYSE under the Investment Company Act or the Investment Advisers Act and the rules promulgated thereunder and under similar state and federal statutes since January 1, 1998, and Morgan will deliver or make available to Regions such forms and reports as are filed from and after the date hereof and prior to the Effective Time. The information contained in such forms and reports was (or will be, in the case of any forms and reports filed after the date of this Agreement) complete and accurate in all material respects as of the time of filing thereof.

     (c) Section 5.11 of the Morgan Disclosure Memorandum sets forth all Permits held by Morgan or a Morgan Subsidiary that are issued or granted by (i) the AMEX, the CBOE, the CSE, the NASD, the NYFE, the NYSE, the PHLX, the SEC, the SIA, or the SIPC, (ii) any state securities or blue sky authority, or (iii) any other Regulatory Authority, and which, in any case, the absence of which is reasonably likely to have a Material Adverse Effect on Morgan.

     (d) Morgan has made available to Regions true and correct copies of (i) each Form G-37/G-38 filed with the MSRB since January 1, 1998, and (ii) all records required to be kept by Morgan and the Morgan Subsidiaries under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1998, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by Morgan or any of the Morgan Subsidiaries on any such Form G-37/G-38 or recorded by Morgan or any such Morgan Subsidiary pursuant to such rule.

     5.12 Compliance with Laws. (a) None of the Morgan Companies is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (b) None of the Morgan Companies has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Morgan Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, or (iii) requiring any Morgan Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     (c) Neither Morgan nor any of the Morgan Subsidiaries, nor, to Morgan's Knowledge, any of their respective officers, directors, or employees, has been the subject of any disciplinary proceeding or order of any Regulatory Authority which would be required to be disclosed on SEC Forms ADV or BD except as disclosed therein, and no such disciplinary proceeding or order is pending or, to the Knowledge of Morgan, threatened; and, except as disclosed on the Current Forms, neither Morgan nor any of the Morgan Subsidiaries, nor any of their respective officers, directors or employees, has been permanently enjoined by any Regulatory Authority from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed in the Current Forms or in connection with the purchase or sale of any security. Except as disclosed on the Current Forms, neither Morgan nor any of the Morgan Subsidiaries, nor any of their respective officers, directors or employees, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of Morgan or any of the Morgan Subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act, or as a broker-dealer under the 1934 Act, or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

     (d) Neither Morgan nor any of the Morgan Subsidiaries, nor any "associated person" (as defined in the 1934 Act) thereof, is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the 1934 Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.
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

     5.13 Labor Relations. No Morgan Company is the subject of any Litigation asserting that it or any other Morgan Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Morgan Company to bargain with any labor organization as to wages or conditions of employment, nor is any Morgan Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Morgan Company, pending or, to the Knowledge of Morgan, threatened, or to the Knowledge of Morgan, is there any activity involving any Morgan Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans. (a) Morgan has disclosed in Section 5.14 of the Morgan Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies in each case of, all Morgan Benefit Plans. For purposes of this Agreement, "Morgan Benefit Plans" means all material written pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other material written employee programs or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other material written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Morgan Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Morgan Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Morgan ERISA Plan." Any Morgan ERISA Plan which is also subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, is referred to herein as a "Morgan Pension Plan." Neither Morgan nor any Morgan Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Morgan Company, that was intended to qualify under Section 401(a) of the Internal Revenue Code is disclosed as such in Section 5.14 of the Morgan Disclosure Memorandum.

     (b) Morgan has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Morgan Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Morgan Benefit Plans or amendments, the most recent determination letters, and all material rulings, material opinion letters, material information letters, or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Morgan Benefit Plan with respect to the most recent plan year and (iv) the most recent summary plan descriptions and any material modifications thereto.

     (c) All Morgan Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, other than instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Each Morgan ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of Morgan, there are no circumstances likely to result in revocation of any such favorable determination letter. Each trust created under any Morgan ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Morgan is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each Morgan Benefit Plan to the Knowledge of Morgan, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under
Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Morgan.

There is no material pending or, to the Knowledge of Morgan, threatened Litigation relating to any Morgan ERISA Plan.

     (d) No Morgan Company has engaged in a transaction with respect to any Morgan Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Morgan Company to a material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Neither Morgan nor, any administrator or fiduciary of any Morgan Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner with respect to any Morgan Benefit Plan which could subject Morgan to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Morgan. No oral or written representation or communication with respect to any aspect of the Morgan Benefit Plans has been made to employees of any Morgan Company which is not in conformity with the written or otherwise preexisting terms and provisions of such plans, where any Liability resulting from such non-conformity is reasonably likely to have a Material Adverse Effect on Morgan.

     (e) No Morgan Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan is equal to or exceeds the actuarial present value of all accrued benefits under such plans (whether vested or not), based upon the actuarial assumptions used to prepare the most recent actuarial reports for such pans and to the Knowledge of Morgan, since the date of the most recent actuarial valuation, no event has occurred which would be reasonably expected to change any such funded status in a way that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Neither any Morgan Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by any Morgan Company, or the single-employer plan of any entity which is considered one employer with Morgan under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (a "Morgan ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All required contributions with respect to an Morgan Pension Plan or any single-employer plan of an Morgan ERISA Affiliate have been timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Morgan Company has provided, or is required to provide, security to an Morgan Pension Plan or to any single-employer plan of an Morgan ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA
Section 4006 have been timely paid by Morgan, except to the extent any failure to timely pay would not have a Material Adverse Effect on Morgan.

     (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Morgan Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Morgan ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except for Liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Morgan).

     (g) No Morgan Company has any obligations for retiree health and retiree life benefits under any of the Morgan Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Except as set forth in Section 5.14 of the Morgan Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, golden parachute, or otherwise) becoming due to any director or any employee of any Morgan Company from any Morgan Company under any Morgan Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Morgan Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     5.15 Material Contracts. (a) Except as set forth in the Morgan Disclosure Memorandum and except for Contracts filed as exhibits to Morgan's Form 10-K for the fiscal year ended July 31, 2000, as of the date of this Agreement, none of the Morgan Companies, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $150,000, (ii) any Contract relating to the borrowing of money by any Morgan Company or the guarantee by any Morgan Company of any such obligation (other than Contracts pertaining to fully-secured repurchase agreements, and trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Morgan with the SEC that has not been filed as an exhibit to Morgan's Form 10-K filed for the fiscal year ended July 31, 2000 or on another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.9 and 5.14 (a) of this Agreement, the "Morgan Contracts"). With respect to each Morgan Contract: (i) the Contract is in full force and effect; (ii) no Morgan Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan; (iii) no Morgan Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Morgan, in Default in any material respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan. Except as set forth in Section 5.15 of the Morgan Disclosure Memorandum, all of the indebtedness of any Morgan Company for money borrowed is prepayable at any time by such Morgan Company without penalty or premium.

     5.16 Legal Proceedings. (a) There is no Litigation instituted or pending, or, to the Knowledge of Morgan, threatened against any Morgan Company, or against any asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Morgan Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (b) Section 5.16(b) of the Morgan Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Morgan Company is a party and which names a Morgan Company as a defendant or cross-defendant.

     5.17 Reports. Since December 31, 1995, or the date of organization if later, each Morgan Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     5.18 Statements True and Correct. None of the information supplied or to be supplied by any Morgan Company or any Affiliate thereof regarding Morgan or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Morgan Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Morgan's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Morgan, contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Morgan Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Tax and Regulatory Matters. No Morgan Company or any Affiliate thereof has taken or agreed to take any action, and Morgan has no Knowledge of any fact or circumstance that is reasonably likely to

(i) prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Morgan there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

     5.20 Intellectual Property. All of the Intellectual Property rights of Morgan and the Morgan Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Morgan, there currently are not, any Defaults thereunder by Morgan or a Morgan Subsidiary. Morgan or a Morgan Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement, except for such Liens or claims of infringement which would not reasonably be expected to have a Material Adverse Effect on Morgan. Neither Morgan nor any of the Morgan Subsidiaries nor, to the Knowledge of Morgan, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Morgan, none of the Intellectual Property rights as used in the business conducted by Morgan or the Morgan Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement, in each case, except as would not reasonably be expected to have a Material Adverse Effect on Morgan. Except as disclosed in
Section 5.20 of the Morgan Disclosure Memorandum, neither Morgan nor any of the Morgan Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property other than in the ordinary course of business. Morgan or a Morgan Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of Morgan or the Morgan Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or, except as disclosed in Section 5.20 of the Morgan Disclosure Memorandum, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, in each case, other than with Morgan or any of the Morgan Subsidiaries.

     5.21 State Takeover Laws. Subject to Morgan's right to alter its recommendation in accordance with the proviso set forth in the fourth sentence of Section 8.1 of this Agreement, each Morgan Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Tennessee (collectively, "Takeover Laws") including the relevant provisions of Chapter 48 of the TBCA.

     5.22 Charter Provisions. Each Morgan Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws or, subject to Morgan's right to alter its recommendation in accordance with the proviso set forth in the fourth sentence of Section 8.1 of this Agreement, restrict or impair the ability of Regions to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Morgan Company that may be directly or indirectly acquired or controlled by it.

     5.23 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Morgan's own account, or for the account of one or more the Morgan Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible; and each of them is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Morgan nor a Morgan Subsidiary, nor to Morgan's Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Morgan Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP and, since October 31, 2000, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on Morgan.

     5.24 Fairness Opinion. Morgan has received an opinion of Lazard Freres & Co. LLC to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Morgan.

     5.25 Contracts with Clients. (a) Each of Morgan and the Morgan Subsidiaries is in compliance with the terms of each Contract with any customer to whom Morgan or any Morgan Subsidiary provides services under any Contract (a "Client"), and each such Contract is in full force and effect with respect to the applicable Client.

     (b) Each extension of credit by Morgan or any of the Morgan Subsidiaries to any Client (i) is in full compliance with Regulation T of the Federal Reserve Board or any substantially similar regulation of any Regulatory Authority, (ii) is fully secured, and (iii) Morgan or a Morgan Subsidiary, as the case may be, has a first priority perfected security interest in the collateral securing such extension.

     5.26 Investment Advisory Activities. (a) Morgan or certain of the Morgan Subsidiaries have sponsored or organized or provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to Investment Companies. All such Investment Companies are disclosed in
Section 5.26 of the Morgan Disclosure Memorandum (each such Investment Company, a "Morgan Investment Company"). Each of the Morgan Investment Companies (or the trust of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized as previously disclosed. Each of the Morgan Investment Companies is governed by a Fund Board consisting of at least 40% of trustees or directors who are not "interested persons" (as defined in the Investment Company Act) of the Morgan Investment Companies or Morgan. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act.

     (b) Each of the Morgan Investment Companies is in compliance in all material respects with all applicable Securities Laws and the Laws of any Regulatory Authorities, having jurisdiction over such entity and the Laws of any state in which such Morgan Investment Company is registered, qualified, or sold. Morgan has provided or made available to Regions true and complete copies of all the constituent documents and related advisory agreements of all of the Morgan Investment Companies.

     (c) Except as disclosed in Section 5.26 of the Morgan Disclosure Memorandum, neither Morgan nor any Morgan Subsidiary is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment adviser under the Investment Advisers Act or subject to any material Liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed, or qualified that would not reasonably likely have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (d) Each Morgan Investment Company has been operated in compliance with its respective objectives, policies, and restrictions, including without limitation, those set forth in the applicable registration statement for that Morgan Investment Company or governing instruments for a Client, except where lack of compliance would not reasonably likely have, individually or in the aggregate, a Material Adverse Effect on Morgan.

     (e) Each Morgan Investment Company has duly adopted procedures pursuant to Rules 17a-7, 17e-1, and 10f-3 under the Investment Company Act, to the extent applicable.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF REGIONS

     Regions hereby represents and warrants to Morgan as follows:

     6.1 Organization, Standing, and Power. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.2 Authority; No Breach of Agreement. (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. The authorized capital stock of Regions consists, as of the date of this Agreement, of 500,000,000 shares of Regions Common Stock, of which 222,445,291 shares were issued and outstanding as of September 30, 2000. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of Morgan Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of Morgan Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

     6.4 Regions Subsidiaries. Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the rights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, except as expressly provided otherwise under applicable Law, nonassessable under the applicable corporate or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by Law. The minute book and other organizational documents (and all amendments thereto) for Regions and each Regions Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to Morgan for its review, and are true and complete as in effect as of November 30, 2000. No material actions have been taken by Regions' Board of Directors since such date, other than such actions taken in contemplation of the execution of this Agreement and the consummation of the transactions contemplated herein.

     6.5 SEC Filings; Financial Statements. (a) Regions has filed and made available to Morgan all forms, reports, and documents required to be filed by Regions with the SEC since January 1 of the second complete fiscal year preceding the date of this Agreement (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Regions Subsidiaries that are registered as a broker, dealer, or investment adviser or filings required due to fiduciary holdings of the Regions Subsidiaries, none of Regions Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities. No Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of September 30, 2000, included in the Regions Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to September 30, 2000, and Liabilities to be incurred in connection with the transactions contemplated by the Agreement. No Regions Company has incurred or paid any Liability since September 30, 2000, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.7 Absence of Certain Changes or Events. Since September 30, 2000, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.8 Compliance with Laws. Regions is duly registered as a bank holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. None of the Regions Companies:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.9 Tax Matters. (a) Since December 31, 1994, all material Tax Returns required to be filed by or on behalf of each Regions Company have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1999, and all Tax Returns filed are complete and accurate in all material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Regions, except to the extent reserved against in the Regions Financial Statements dated prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) Adequate provision for any material Taxes due or to become due for each Regions Company for the periods or periods through and including the date of the respective Regions Financial Statements has been made and is reflected on such Regions Financial Statements.

     (c) Each of the Regions Companies is in material compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (d) There are no material Liens with respect to Taxes upon any of the assets of any Regions Companies.

     (e) No Regions Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     6.10 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened against any Regions Company, or against any asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.11 Reports. Since December 31, 1995, or the date of organization if later, each Regions Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.

     6.12 Statements True and Correct. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof regarding Regions or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Morgan's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Morgan, contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.13 Tax and Regulatory Matters. No Regions Company or any Affiliate thereof has taken or agreed to take any action, and Regions has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Regions there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

     6.14 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Regions' own account, or for the account of one or more the Regions Subsidiaries or their customers, were entered into
(i) in accordance with prudent business practices and all applicable Laws, and
(ii) with counterparties believed to be financially responsible; and each of them is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Regions nor a Regions Subsidiary, nor to Regions' Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Regions Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP and, since September 30, 2000, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on Regions.

     6.15 Funds. At the Effective Time, Regions will have the funds necessary to consummate the Merger and pay the Aggregate Cash Amount in accordance with the terms of this Agreement.

     6.16 Ownership of Morgan Capital Stock. Neither Regions nor any of its Subsidiaries, Affiliates, or "Associates" (as defined in Section 48-103-203 or
Section 48-103-302 of the TBCA) beneficially owns, directly or indirectly, any capital stock of Morgan or is a party to any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any capital stock of Morgan that in
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

the aggregate equals or exceeds 5.0% of the outstanding shares of Morgan Common Stock, other than as contemplated by this Agreement.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein or set forth in Section 7.1 or Section 7.2 of the Morgan Disclosure Memorandum, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its assets or business, or from acquiring or agreeing to acquire any other Person or any assets thereof, if such action is, in the reasonable good faith judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries and such action would not jeopardize the receipt of Consents required to consummate the transaction contemplated hereby or delay the Effective Time beyond the date set forth in Section 10.1(e) of this Agreement. Morgan shall use all reasonable efforts to purchase all shares of Morgan Common Stock to be issued prior to the Effective Time pursuant to Permitted Issuances, to the extent practicable and permitted by the Morgan Stock Plans, in the open market, subject to all applicable requirements of the Securities Laws.

     7.2 Negative Covenants of Morgan. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as specifically contemplated by this Agreement or as set forth in Section 7.2 of the Morgan Disclosure Memorandum, Morgan covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Regions, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Morgan Company; or

          (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Morgan Company to another Morgan Company) in excess of an aggregate of $5,000,000 (for the Morgan Companies on a consolidated basis), except in the ordinary course of business consistent with past practices (which shall include entry into repurchase agreements or other fully secured securities), or impose, or suffer the imposition, on any asset of any Morgan Company of any material Lien, except in the ordinary course of business consistent with past practices; or

          (c) except as contemplated by Section 7.1 of this Agreement, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Morgan Company, or declare or pay any dividend or make any other distribution in respect of Morgan's capital stock; provided that Morgan may (to the extent legally able to do so), but shall not be obligated to declare and pay regular quarterly cash dividends on the Morgan Common Stock in an amount per share and with the usual and regular record and payment dates as disclosed in Section 7.2(c) of the Morgan Disclosure Memorandum, and provided, that, notwithstanding the provisions of Section
     1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Morgan Common Stock do not become entitled to receive both a dividend in respect of their Morgan Common Stock and a dividend in respect of their Regions Common Stock or fail to be entitled to receive any dividends; or

          (d) except (i) for this Agreement, (ii) for Permitted Issuances, or
     (iii) pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, (1) issue, sell, pledge, encumber, authorize the issuance of, (2) enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or (3) otherwise permit to become outstanding, any additional shares of Morgan Common Stock or any capital stock of any Morgan Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine, or reclassify any capital stock of any Morgan Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Morgan Common Stock (other than upon the exercise of existing Rights), or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Morgan Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Morgan Company), or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration and other than dispositions in the ordinary course of business consistent with past practice; or

          (f) purchase any securities or make any material investment in any Person, except for (i) investments in trading account securities, venture capital, or other funds, (ii) securities held available for sale, (iii) client margin agreements, (iv) securities acquired pursuant to underwriting agreements in which Morgan participated as an underwriter or dealer, (v) securities acquired as a result of debts owing to Morgan or the Morgan Subsidiaries by their customers, (vi) securities lending, or borrowing arrangements, (vii) securities acquired in arbitrage, hedging, forward, or futures transactions, and (viii) acquisitions of money managers, in each case, in the ordinary course of business and consistent with past practice, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person other than a wholly-owned Morgan Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (1) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (2) the creation of new Subsidiaries or funds organized to conduct or continue activities in the ordinary course of business; or

          (g) (i) grant any increase in compensation or benefits to the employees, officers, or directors of any Morgan Company, except as required by Law, (ii) pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement, or (iii) enter into or amend any severance agreements with officers of any Morgan Company; or

          (h) enter into or amend any employment Contract between any Morgan Company and any Person (unless such amendment is required by Law) that the Morgan Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered and in accordance with the Morgan Benefit Plans), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Morgan Company or make any material change in or to any existing employee benefit plans of any Morgan Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods, material elections, or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) except as Morgan may deem necessary to enforce its rights under this Agreement, commence any Litigation other than as deemed necessary or advisable in the good faith judgment of management for the prudent operation of its business or settle any Litigation involving any Liability of any Morgan Company for material money damages or restrictions upon the operations of any Morgan Company; or

          (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims; or

          (m) except as and to the extent required, based upon the written advice of counsel, in the exercise of the fiduciary obligations of Morgan or a Morgan Subsidiary to any Morgan Investment Company, request that any action be taken by any Fund Board, other than routine actions that would not reasonably likely have, individually or in the aggregate, a Material Adverse Effect on Morgan or any Morgan Investment Company; or

          (n) (i) enter into any new line of business, or (ii) except in the ordinary course of business, materially restructure or materially change
     (1) its investment securities portfolio (except as a result of maturities, redemptions, calls, or similar events affecting the securities held, provided that any such restructuring change does not result in a material change to the credit or risk concentrations of Morgan and the Morgan Subsidiaries), (2) its hedging strategy, or (3) its gap position (except as a result of maturities, redemptions, calls, or other similar events affecting the securities held, provided that any such restructuring or change does not result in a material change to the credit or risk concentrations of Morgan and the Morgan Subsidiaries as of the date of such restructuring or change), through purchases, sales, or otherwise.

     7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Proxy Statement; Stockholder Approval. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. Morgan shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request for inclusion in the Registration Statement. Morgan shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Morgan shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Morgan shall recommend to its stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors of Morgan shall use its reasonable efforts to obtain such stockholders' approval, provided that Morgan may withdraw, modify, or change in an adverse manner to Regions its recommendations if the Board of Directors of Morgan, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could reasonably constitute a breach of the fiduciary duties of Morgan's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by Morgan of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD.

     8.2 Applications. Regions shall promptly prepare and file, and Morgan shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Regions will promptly furnish to Morgan copies of applications filed with all Regulatory Authorities and copies of written communications received by Regions from any Regulatory Authorities with respect to the transactions contemplated hereby. Each of Regions and Morgan agrees that it will consult with the other Party thereto with respect to the obtaining of all material Consents necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     8.3 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Regions shall execute and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the Tennessee Articles of Merger with the Secretary of State of the State of Tennessee in connection with the Closing.

     8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain as promptly as practicable all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.5 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with confidentiality agreements between the Parties, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party; provided, however, that the giving of such notice shall not be dispositive of the occurrence of such breach or a Material Adverse Effect.

     (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this

Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

     8.6 Press Releases. Prior to the Effective Time, Regions and Morgan shall consult with each other as to the form and substance of any press release materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, Morgan agrees that it shall not, and shall use its reasonable efforts to cause its officers, directors, agents, Affiliates, and Representatives not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing confidential information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, Morgan and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (a) Morgan's Board of Directors concludes in good faith and consistent with its fiduciary duties to Morgan's stockholders under applicable Law that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Morgan's Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in the Morgan Confidentiality Agreement, and (c) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Morgan's Board of Directors notifies Regions promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Morgan agrees that it will promptly keep Regions informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Morgan agrees that it will, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Morgan agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.7. Nothing in this Section 8.7 shall (i) permit Morgan to terminate this Agreement (except as specifically provided in Article 10 of this Agreement) or (ii) affect any other obligation of Regions or Morgan under this Agreement.

     8.8 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.9 Agreement of Affiliates. Morgan has disclosed in Section 8.9 of the Morgan Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Morgan for purposes of Rule 145 under the 1933 Act. Morgan shall use its reasonable efforts to cause each such Person to deliver to Regions not later than the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Morgan Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of Regions Common Stock issued to such affiliates of Morgan in exchange for shares of Morgan Common Stock shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.9 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of Morgan pursuant to this Agreement to enforce the provisions of this Section 8.9), except as provided herein. Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

     8.10 Employee Benefits and Contracts. (a) Following the Effective Time, Regions at its election shall either (i) provide generally to officers and employees of the Morgan Companies, who at or after the Effective Time become employees of a Regions Company ("Continuing Employees"), employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees, or (ii) maintain for the benefit of the Continuing Employees, the employee benefits plans maintained by Morgan and/or any Morgan Subsidiary immediately prior to the Effective Time, provided that after the Effective Time there is no material reduction (determined on an overall basis) in the benefits provided under the Morgan employee benefit plans.

     (b) In the case of Regions' election to provide employee benefits under
Section 8.10(a)(i) of this Agreement, for purposes of participation and vesting (but not accrual of benefits) under Regions' employee benefit plans, (i) service under any qualified defined benefit plans of any Morgan Company or any of its predecessors shall be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of any Morgan Company or any of its predecessors shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of any Morgan Company or any of its predecessors shall be treated as service under any similar employee benefit plans maintained by Regions. Regions shall cause the Regions welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded under Morgan's welfare benefit plans), and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Morgan's welfare benefit plans to be credited to such Continuing Employees under the Regions welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the Regions welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Morgan and/or any Morgan Subsidiary immediately prior to the Effective Time during a transition period continuing for a reasonable period of time after the Effective Time shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of Regions and its Subsidiaries, provided that after the Effective Time there is no material reduction (determined on an overall basis) in the benefits provided under the Morgan employee benefit plans.

     (c) Regions shall and shall cause Morgan and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Sections 7.2 or 8.10 of the Morgan Disclosure Memorandum to Regions between any Morgan Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Morgan Benefit Plans. Regions shall be responsible for the fees related to the termination of the Morgan Benefit Plans.

     8.11 Indemnification. (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Morgan or any Morgan Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of Morgan, any of the Morgan Subsidiaries, or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Regions shall indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any Liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable
Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) Regions shall have the right to assume the defense thereof and upon such assumption Regions shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Regions elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Regions and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Regions shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) Regions shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (c) Regions shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Regions' obligations under this Section 8.11(a) continue in full force and effect for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) Regions agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Morgan and its Subsidiaries (the "Covered Parties") as provided in their respective Articles of Incorporation, Bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 8.11(b) shall be deemed to preclude the liquidation, consolidation, or merger of Morgan or any Morgan Subsidiary, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

     (c) Regions, from and after the Effective Time, will directly or indirectly cause the persons who served as directors or officers of Morgan at or before the Effective Time to be covered by Morgan's existing directors' and officers' liability insurance policy (provided that Regions may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy). Such insurance coverage, shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

     (d) If Regions or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.11.

     (e) The provisions of this Section 8.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     8.12 Exemption from Liability Under Section 16(b). If Morgan delivers to Regions in a timely fashion prior to the Effective Time accurate information regarding those officers and directors of Morgan subject to the reporting requirements of Section 16(a) of the 1934 Act (the "Morgan Insiders"), the number of shares of Morgan Common Stock held or to be held by each such Morgan Insider expected to be exchanged for the Regions Common Stock in the Merger, and the number and description of the options to purchase shares of Morgan Common Stock held by each such Morgan Insider and expected to be converted into options to purchase the Regions Common Stock in the Merger, the Board of Directors of Regions, or a committee of

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

non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, adopt a resolution providing that the receipt by the Morgan Insiders of the Regions Common Stock in exchange for shares of Morgan Common Stock, and of options to purchase shares of the Regions Corporation Common Stock upon conversion of options to purchase Morgan Common Stock, in each case pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the information provided by Morgan, are approved by such Board of Directors or by such committee thereof, and are intended to be exempt from Liability pursuant to Section 16(b) of the 1934 Act, such that any such receipt shall be so exempt. Morgan shall take all such steps as may be required to cause the transactions contemplated by Section
3.5 of this Agreement and any other dispositions of Morgan equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Morgan to be exempt under Rule 16b-3 promulgated under the 1934 Act.

     8.13 Investment Companies. If the Merger and the transactions contemplated hereby constitute a deemed "assignment" (as defined in the Investment Company Act and the investment Advisers Act) of the advisory agreement with any Morgan Investment Company:

          (a) Morgan shall, and shall use all reasonable efforts to cause the Morgan Subsidiaries to, use all reasonable efforts to obtain approval of each Fund Board, pursuant to and in conformity with, Section 15(a)(4) of the Investment Company Act and SEC Rule 15a-4 promulgated under the Investment Company Act of an interim investment advisory agreement for such Investment Company with a Regions Subsidiary serving as adviser or subadviser, having the same advisory fees in effect as of the date hereof and becoming effective prior to the Effective Time, and which agreement will be in a form satisfying the requirements of Rule
     15a-4(b)(2)(iv) - (vi).

          (b) In addition to taking the actions specified in Section 8.13(a), Morgan shall, and shall use all reasonable efforts to cause the Morgan Subsidiaries to cooperate with Regions and use all reasonable efforts to obtain, at the sole expense of Regions, and to cause each Morgan Investment Company to obtain, as promptly as practicable but in no case later than 150 days after the execution of the interim investment advisory agreement, the approval of such Fund Board and its stockholders, pursuant to and in conformity with the provisions of Section 15 of the Investment Company Act and SEC rules thereunder applicable thereto, of a new Investment Company advisory agreement for such Morgan Investment Company with a Regions Subsidiary serving as adviser or subadviser, such agreement having the terms that are in the aggregate no less favorable to Regions than the existing agreement.

          (c) Morgan and the Morgan Subsidiaries shall cooperate with Regions and (i) use all reasonable efforts to cause to be obtained all consents and approvals necessary to be obtained by Morgan, any Morgan Subsidiary or each Morgan Investment Company in order for the Parties to consummate the transactions contemplated by this Section 8.13, (ii) use all reasonable efforts to cause each Morgan Investment Company and its stockholders to give or obtain any such consents or approvals relating to such Morgan Investment Company and to use all reasonable efforts to cause each Morgan Investment Company to prepare, file with and obtain clearance from the SEC and all other Regulatory Authorities having jurisdiction, as promptly as practicable after the date hereof, all proxy solicitation material required to be filed with the SEC and all other Regulatory Authorities and distributed to the stockholders of such Morgan Investment Company with respect to the actions to be approved by the stockholders of such Morgan Investment Company in connection with this Agreement, and (iii) use all reasonable efforts to cause such Morgan Investment Company to mail such proxy solicitation materials to such stockholders promptly after clearance thereof by the SEC and to convene a meeting of the stockholders of such Morgan Investment Company as soon as reasonably practicable after the mailing of the proposal as described in subsection (ii) hereof, all such consents and proxy solicitation materials to be in form reasonably satisfactory to Regions, which shall reimburse, as incurred, all expenses of Morgan and the Morgan Subsidiaries in connection with such matters. The Parties shall use all reasonable efforts to assure the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Morgan Investment Company.

     8.14 Management Contract Consents. As soon as reasonably practicable after the date hereof, Morgan shall, and shall cause any Morgan Subsidiary that is a registered investment adviser (each an "Adviser") to inform its investment advisory clients of the transactions contemplated by this Agreement and request each such client's written consent to the deemed assignment of its management contract resulting from the change in ownership of Morgan and the relevant Adviser resulting from the transactions contemplated by this Agreement and use all reasonable efforts to obtain such consent on or before the Effective Time. While Morgan shall request affirmative written consents from each Adviser's clients to such deemed assignment, a negative consent will constitute valid consent to the extent permitted by applicable Law and the applicable management contract if (i) a negative consent is not expressly prohibited by the management contract (for purposes of this Agreement, it is assumed that, unless an agreement expressly requires written consent to an "assignment" as defined under the Investment Advisers Act, then such "negative consent" or "silence" is permissible hereunder and thereunder), (ii) a notice describing the change in control and the negative consent substantially in form reasonably acceptable to Regions and Morgan is sent to each client, and (iii) 60 days elapse from the date that notice is received at the client's office during which period the client continues to have its account managed by the applicable Adviser.

     8.15 Retention Program. At the Effective Time, Regions will establish a retention pool to be used to retain key employees of Morgan as set forth in
Section 8.15 of the Morgan Disclosure Memorandum.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Stockholder Approval. The stockholders of Morgan shall have approved this Agreement as and to the extent required by Law and by the provisions of any governing instruments.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to (including the effectiveness of the declaration of election of financial holding company status by Regions), all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which would be reasonably expected to have a Material Adverse Effect on the Surviving Corporation after the Effective Time.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party after the Effective Time.

          (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) which is then in effect which prohibits, restrains, or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

          (f) Tax Opinion. Regions and Morgan shall have received a written opinion from Alston & Bird LLP and Wachtell, Lipton, Rosen & Katz, respectively, in a form reasonably satisfactory to such Party

     (the "Tax Opinions"), dated the date of the Effective Time, substantially to the effect that, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Morgan Common Stock who exchange all of their Morgan Common Stock solely for Regions Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Regions Common Stock), (iii) the tax basis of the Regions Common Stock received (including fractional shares deemed received and redeemed) by holders of Morgan Common Stock who exchange all of their Morgan Common Stock solely for Regions Common Stock in the Merger will be the same as the tax basis of the Morgan Common Stock surrendered in exchange for the Regions Common Stock, and (iv) the holding period of the Regions Common Stock received (including fractional shares deemed received and redeemed) by holders who exchange all of their Morgan Common Stock solely for Regions Common Stock in the Merger will be the same as the holding period of the Morgan Common Stock surrendered in exchange therefor, provided that such Morgan Common Stock is held as a capital asset at the Effective Time. In rendering such Tax Opinions, such counsel shall be entitled to rely upon representations of officers of Morgan and Regions reasonably satisfactory in form and substance to such counsel.

     9.2 Conditions to Obligations of Regions. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Morgan set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which speak as of the date of this Agreement or some other date shall speak only as of such date). The representations and warranties of Morgan set forth in Sections 5.2(a) and 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Morgan set forth in Sections 5.19, 5.21, and 5.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Morgan set forth in this Agreement (including the representations and warranties set forth in Sections 5.2(a), 5.3, 5.19, 5.21, and 5.22 of this Agreement) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Morgan; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Morgan or to a matter being "known" by Morgan shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Morgan to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Morgan shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on Morgan's behalf by its duly authorized officers, to the effect that the conditions set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by (1) Morgan's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, and (2) Morgan's stockholders evidencing the approval of this Agreement, all in such reasonable detail as Regions and its counsel shall request.

     9.3 Conditions to Obligations of Morgan. The obligations of Morgan to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Morgan pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which speak as of the date of this Agreement or some other date shall speak only as of such date). The representations and warranties of Regions set forth in Sections 6.2(a) and 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Regions set forth in Sections 6.13, 6.15, and 6.16 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.2(a), 6.3, 6.13, 6.15, and 6.16 of this Agreement) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Regions shall have delivered to Morgan (i) a certificate, dated as of the Effective Time and signed on Regions' behalf by its duly authorized officers, to the effect that the conditions set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Morgan and its counsel shall request.

                                   ARTICLE 10

                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Morgan, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of Morgan; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Morgan and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Morgan and
     Section 9.3(a) of this Agreement in the case of Regions; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Morgan and Section 9.3(a) in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority, or (ii) the stockholders of Morgan fail to vote their approval of this Agreement at the Stockholders' Meeting where this Agreement was presented to such stockholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by August 31, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and none of Regions, Morgan, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (i) the provisions of Section 8.5(b) of this Agreement, this Section 10.2, Section 10.3, and Article 11 of this Agreement shall survive any such termination and abandonment, and (ii) a termination of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement. The Termination Fee Agreement shall be governed by its terms as to its termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Definitions. (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "AMEX" shall mean this American Stock Exchange.

          "Average Price" shall mean the average of the daily volume weighted averages of the trading prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source agreed to by Morgan and Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the second full trading day immediately preceding the Effective Time. If the price of Regions Common Stock is adjusted at any time following the first day of such period and prior to the Effective Time by reason of any action by Regions of the nature described in the second sentence of Section 3.2 of this Agreement, then all prices preceding such adjustment shall themselves be adjusted so as to be comparable with those following such adjustment.

          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CBOE" shall mean the Chicago Board Options Exchange.

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

          "CFTC" shall mean the Commodities Futures Trading Commission.

          "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated November 22, 2000, by and between Morgan and Regions.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding, or undertaking of any kind or character to which any Person is a party or that is binding on any Person or its capital stock, assets, or business.

          "CSE" shall mean the Chicago Stock Exchange.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Delaware Certificate of Merger" shall mean the certificate of merger to be executed by Regions and filed with the Secretary of State of the State of Delaware, relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "Fund Board" shall mean board of trustees or directors of each Morgan Investment Company.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products that are or become regulated under any applicable local, state, or federal Law (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          "Investment Company" shall have the meaning set forth in the Investment Company Act.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, or chief financial officer of such Person.

          "Law" shall mean any code, law, ordinance, regulation, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, or guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any mortgage, pledge, reservation, restriction (other than a restriction on transfers arising under the Securities Laws), security interest, or claim, lien, or encumbrance of any nature whatsoever of, on, or with respect to any property or property interest, other than
     (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, investment banks, broker-dealers, and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) general economic or market conditions or the securities industry in general, and (e) this Agreement or the announcement thereof.

          "Morgan Common Stock" shall mean the $.625 par value common stock of Morgan.

          "Morgan Companies" shall mean, collectively, Morgan and all Morgan Subsidiaries.

          "Morgan Disclosure Memorandum" shall mean the written information entitled "Morgan Disclosure Memorandum" delivered prior to the execution of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for any other Section or subsection of this Agreement. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

          "Morgan Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Morgan as of October 31, 2000, and as of July 31, 2000, and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended October 31, 2000 and for each of the three years ended July 31, 2000, 1999, and 1998, as filed by Morgan in SEC Documents, and (ii) the consolidated statements of condition of Morgan (including related notes and schedules, if any) and related statement of income, change in stockholders equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to October 31, 2000.

          "Morgan Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Morgan, including, without limitation, the stock option plans and programs of any Persons acquired by Morgan or a Morgan Subsidiary.

          "Morgan Subsidiaries" shall mean the Subsidiaries of Morgan, which shall include the Morgan Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Morgan in the future and owned by Morgan at the Effective Time.

          "MSRB" shall mean the Municipal Securities Rulemaking Board.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq NMS" shall mean the National Market System of The Nasdaq Stock Market.

          "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "NYFE" shall mean the New York Futures Exchange, Inc.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Party" shall mean either Morgan or Regions, and "Parties" shall mean both Morgan and Regions.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, or permit from governmental authorities that are required for the operation of a Party's respective businesses.

          "Permitted Issuances" shall mean issuances of Morgan Common Stock pursuant to and in accordance with (i) the Morgan Deferred Compensation Plan, (ii) the Morgan 2000 Employee Stock Purchase Plan, (iii) the Morgan 2000 Equity Compensation Plan which, in the aggregate for the plans described in clauses (ii) and (iii), are currently estimated to be 640,000 shares of Morgan Common

     Stock prior to the Effective Time, or (iv) issuances of Rights or of Morgan Common Stock otherwise permitted by Regions.

          "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PHLX" shall mean the Philadelphia Stock Exchange, Inc.

          "Proxy Statement" shall mean the proxy statement used by Morgan to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of Morgan Common Stock.

          "reasonable efforts" shall mean the reasonable best efforts of a Party, but shall not require any Party to take any commercially unreasonable action.

          "Regions Common Stock" shall mean the $.625 par value common stock of Regions.

          "Regions Companies" shall mean, collectively, Regions and all Regions Subsidiaries.

          "Regions Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of September 30, 2000 and as of December 31, 1999 and 1998, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 2000 and for each of the three years ended December 31, 1999, 1998, and 1997, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 2000.

          "Regions Subsidiaries" shall mean the Subsidiaries of Regions and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of Morgan in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Internal Revenue Service, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE, and the SEC.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "Rights" shall mean, with respect to any Person, securities, or obligations convertible into or exercisable for, or giving any Person any right to subscribe for or acquire, or any options, calls, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act, the Investment Advisers Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SIA" shall mean the Securities Industry Association.

          "SIPC" shall mean the Securities Investor Protection Corporation.

          "Stockholders' Meeting" shall mean the meeting of the stockholders of Morgan to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "Subsidiaries" shall have the meaning assigned in Rule 1-02(x) of Regulation S-X of the SEC; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Superior Proposal" means, with respect to Morgan, any written Acquisition Proposal made by a Person other than Regions which is for (i)
     (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Morgan as a result of which either (1) Morgan's stockholders prior to such transaction (by virtue of their ownership of Morgan's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (2) the individuals comprising the Board of Directors of Morgan prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of Morgan and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a Person of beneficial ownership of 25% or more of the common stock of Morgan whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and
     (ii) which is otherwise on terms which the Board of Directors of Morgan in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal (including the impact of the Termination Fee Agreement) and the Person making the proposal, (a) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement, and (b) is reasonably capable of being completed.

          "Support Agreement" shall mean the various support agreements, each in substantially the form of Exhibit 1.

          "Surviving Corporation" shall mean Regions as the surviving corporation resulting from the Merger.

          "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, levies, imposts, duties, or other like assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any related interest and penalties, or additions thereto.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

          "TBCA" shall mean the Tennessee Business Corporation Act.

          "Tennessee Articles of Merger" shall mean the Articles of Merger executed by Regions and filed with the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Termination Fee Agreement" shall mean that certain termination fee agreement by and between Morgan and Regions substantially in the form of
     Exhibit 2.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Adviser.....................................................  Section 8.14
Aggregate Cash Amount.......................................  Section 3.1(c)
Cash Election Shares........................................  Section 3.1(c)
Claim.......................................................  Section 8.11(a)
Client......................................................  Section 5.25(a)
Closing.....................................................  Section 1.2
Continuing Employees........................................  Section 8.10
Covered Parties.............................................  Section 8.11(b)
Current Forms...............................................  Section 5.11(c)
Effective Time..............................................  Section 1.3
Election Deadline...........................................  Section 3.1(c)
Election Form...............................................  Section 3.1(c)
Election Form Record Date...................................  Section 3.1(c)
Exchange Agent..............................................  Section 3.1(b)
Exchange Fund...............................................  Section 4.1(a)
Exchange Ratio..............................................  Section 3.1(b)
Indemnified Parties.........................................  Section 8.11(a)
Mailing Date................................................  Section 3.1(c)
Merger......................................................  Section 1.1
Merger Shares...............................................  Section 3.1(b)
Morgan Benefit Plans........................................  Section 5.14(a)
Morgan Contracts............................................  Section 5.15(a)
Morgan ERISA Affiliate......................................  Section 5.14(e)
Morgan ERISA Plan...........................................  Section 5.14(a)
Morgan Insiders.............................................  Section 8.12
Morgan Investment Company...................................  Section 5.26(a)
Morgan Pension Plan.........................................  Section 5.14(a)
Morgan Property.............................................  Section 5.10(b)
Morgan Rights...............................................  Section 3.5(a)
Morgan SEC Reports..........................................  Section 5.5(a)
New Certificates............................................  Section 4.1(a)
No Election Shares..........................................  Section 3.1(c)
Old Certificates............................................  Section 3.1(c)
Per Share Cash Consideration................................  Section 3.1(c)
Regions SEC Reports.........................................  Section 6.5(a)
Stock Designees.............................................  Section 3.1(c)

Takeover Laws...............................................  Section 5.21
Tax Opinions................................................  Section 9.1(f)
Treasury Shares.............................................  Section 3.1(b)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses. (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and one half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Except for Lazard Freres & Co. LLC as to Morgan and Salomon Smith Barney as to Regions, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Morgan or Regions, each of Morgan and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the Morgan Disclosure Memorandum) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.13 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Morgan Common Stock will be exchanged for Regions Common Stock or cash shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of Morgan Common Stock entitled to vote thereon.

     11.6 Waivers. (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Morgan, to waive or extend the time for the compliance or fulfillment by Morgan of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (b) Prior to or at the Effective Time, Morgan, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Morgan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Morgan except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Morgan:                                        Morgan Keegan, Inc.
                                               Fifty North Front Street
                                               Memphis, Tennessee 38103
                                               Telecopy Number: (901) 529-5344
                                               Attention: Allen B. Morgan, Jr.
                                               Chairman and Chief Executive Officer
Copy to Counsel:                               Wachtell, Lipton, Rosen & Katz
                                               51 West 52nd Street
                                               New York, New York 10019-6150
                                               Telecopy Number: (212) 403-2000
                                               Attention: Edward D. Herlihy, Esq.
Regions:                                       Regions Financial Corporation
                                               417 North 20th Street
                                               Birmingham, Alabama 35203
                                               Telecopy Number: (205) 326-7571
                                               Attention: Richard D. Horsley
                                               Vice Chairman and Executive
                                               Financial Officer
Copy to Counsel:                               Regions Financial Corporation
                                               417 North 20th Street
                                               Birmingham, Alabama 35203
                                               Telecopy Number: (205) 326-7751
                                               Attention: Samuel E. Upchurch, Jr.
                                               General Counsel

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable principles of conflicts of Laws, except to the extent that the Laws of the State of Tennessee relate to the consummation of the Merger.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                                     MORGAN KEEGAN, INC.

By: /s/ JOSEPH C. WELLER                                    By: /s/ ALLEN B. MORGAN, JR.
                                                            ----------------------------------------------------
----------------------------------------------------            Allen B. Morgan, Jr.
    Joseph C. Weller                                            Chairman and Chief Executive Officer
    Secretary

[CORPORATE SEAL]

ATTEST:                                                     REGIONS FINANCIAL CORPORATION

By: /s/ SAMUEL E. UPCHURCH, JR.                             By: /s/ CARL E. JONES, JR.
                                                            ----------------------------------------------------
----------------------------------------------------            Carl E. Jones, Jr.
    Samuel E. Upchurch, Jr.                                     Executive Officer
    Corporate Secretary                                         President and Chief

[CORPORATE SEAL]